Exhibit 10.31.2

SEVERANCE AGREEMENT

This Severance Agreement (this “Agreement”) is entered into as of June 2, 2003 by and between Exult, Inc. (the “Company”) and John A. Adams (“Executive”).

Executive has entered into an employment agreement with the Company dated June 2, 2003 (the “Employment Agreement”). In consideration of the Employment Agreement, the provisions hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1. If a Triggering Event occurs, but subject to Sections 2 and 3:

(a) (i) Covered Options that had not vested as of the date of the Triggering Event but that would have vested if Executive had remained employed with the Company until the first anniversary of the date of the Triggering Event will vest and become exercisable as of the date of the Triggering Event; (ii) all shares previously issued upon exercise of Covered Options prior to vesting that would have become free of repurchase rights if Executive had remained employed with the Company until the first anniversary of the date of the Triggering Event will become free of repurchase rights, as of the date of the Triggering Event, notwithstanding any unsatisfied vesting conditions applicable thereto; and (iii) Covered Restricted Stock that had not vested as of the date of the Triggering Event but that would have vested if Executive had remained employed with the Company until the first anniversary of the date of the Triggering Event will vest and become free of contractual restrictions imposed by the Company as of the date of the Triggering Event (but such shares may continue to be subject to transfer restrictions or requirements under applicable securities laws or regulations). The Covered Restricted Stock and Covered Options that accelerate in accordance with this Section 1(a) will be governed by the Plan pursuant to which they were granted, including in the case of options for purposes of the period for which they will remain exercisable, except to the extent the plan is modified by a written agreement between Executive and the Company. Covered Options and Covered Restricted Stock that had not vested as of the date of the Triggering Event and that do not accelerate according to this provision will, unless otherwise provided by the Stock Option Addendum entered into by Executive and the Company concurrently herewith, be cancelled.

(b) The Company or its successor will pay Executive the Severance Payment in a lump sum within 15 days after the date of the Triggering Event or, if later, on the date the condition described in Section 3 is satisfied.

(c) If Executive qualifies to continue to receive insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will reimburse Executive for the cost of coverage for Executive and Executive’s eligible dependents who were covered under Company-sponsored insurance on the date of notice of the Triggering Event for a period of 365 days after the date of the Triggering Event under COBRA. The amount of reimbursement shall be equal to the actual premiums Executive pays.

2. (a) If in connection with a Triggering Event not involving any Change in Control (as defined at the time thereof in the Company’s 2000 Equity Incentive Plan or the successor plan thereto) and not involving any breach by the Company of Executive’s Employment Agreement or any other material legal obligation to Executive in any material respect, Executive receives benefits under Section 1 of this Agreement, then within five (5) days of the Triggering Event the Company’s CEO may specify a list of companies deemed, in the CEO’s reasonable good-faith judgment, to be engaged or planning to engage in business activities competitive with the Company (“Listed Companies”). If, without prior written consent of the Company’s CEO, at any time within 365 days after the Triggering Event Executive directly or indirectly (i) participates in the ownership, management, operation or control of, or is employed or contracted by, or otherwise engaged in any business relationship for Executive’s compensation or remuneration or investment with, any of the Listed Companies, or (ii) agrees to do any of the things described in (i), then the Company shall be entitled without consideration or obligation to Executive to cease payments to Executive under this Agreement and to recover from Executive any cash payments made to Executive pursuant to Section 1(b) of this Agreement, and to cancel any stock options that vested pursuant to Section 1(a) of this Agreement but have not been exercised, and to rescind any exercise of any stock options that vested pursuant to Section 1(a) of this Agreement, and to rescind the grant of any shares of Covered Restricted Stock that vested pursuant to Section 1(a) of this Agreement. Any restrictions imposed and Company rights under this Section 2(a) will be (or become) void if the Triggering Event occurs at any time during the period from 60 days before until 548 days after a Change in Control.

(b) If at any time before the third anniversary of the Triggering Event Executive (i) breaches in any material respect any contractual, legal or fiduciary obligation to the Company, and if such breach is susceptible of cure, fails to cure such breach within 30 days of the Company’s delivery to Executive of notice of the breach and demand for cure, or (ii) disparages in any material respect the Company or any other person or entity included among the “Released Parties” as defined in Exhibit A, then the Company shall be entitled without consideration or obligation to Executive to cease payments to Executive under this Agreement and to recover from Executive any cash payments made to Executive pursuant to Section 1(b) of this Agreement, and to cancel any stock options that vested pursuant to Section 1(a) of this Agreement but have not been exercised, and to rescind any exercise of any stock options that vested pursuant to Section 1(a) of this Agreement, and to rescind the grant of any shares of Covered Restricted Stock that vested pursuant to Section 1(a) of this Agreement. Any obligation of the Company to provide benefits to Executive will be suspended during any applicable cure period.

(c) The Company may exercise its rights under this Section 2 in whole or part by giving Executive written notice at any time or from time to time within 180 days after becoming aware of the activities described above. Within ten days after receiving such notice from the Company, Executive shall repay to the Company the cash payments made to Executive pursuant to Section 1(b) of this Agreement, and return to the Company all shares of stock Executive received in connection with any rescinded stock option exercise or any rescinded grant of Covered Restricted Stock. If Executive has transferred any shares obtained upon exercise of stock options that have been rescinded or any shares of Covered Restricted Stock, grant of which has been rescinded, then Executive shall pay to the Company in cash the gross equivalent fair market value thereof at the time of their transfer. If Executive returns to the Company shares

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obtained upon exercise of stock options pursuant to the foregoing, the Company will return to Executive the aggregate exercise price Executive paid for the shares, in the Company’s discretion either by paying Executive cash, or by reduction of amounts Executive owes the Company. If Executive has transferred shares obtained upon exercise of stock options and is therefore obligated to pay the Company the value thereof pursuant to the foregoing, Executive may deduct from that payment any portion of the aggregate exercise price Executive paid to the Company for the shares that has not been paid to Executive by the Company in its discretion either in cash or by reduction of amounts Executive owes the Company.

3. The benefits provided to Executive under this Agreement will in each case be contingent upon and subject to Executive’s execution and delivery to the Company, and the effectiveness upon any applicable period of revocability, of a written release substantially in the form attached hereto as Exhibit A.

4. The benefits provided to Executive under this Agreement will be subject to appropriate income tax withholding and other deductions required by applicable laws or regulations or approved by Executive, and Executive will be responsible for all income taxes payable as a result of receipt of benefits under this letter, without gross-up or other assistance from the Company except as may be provided by separate written agreement between the Company and Executive. Notwithstanding anything herein to the contrary, the Company’s obligation to pay or provide any benefits under this Agreement may be reduced in offset by the amount of any (i) monetary obligation Executive has to the Company or any of its Affiliates and/or (ii) liability of the Company or any of its Affiliates to a third-party as a result of any conduct by Executive that is outside the scope of Executive’s employment with the Company.

5. The following definitions apply for purposes of this Agreement:

“Affiliate” of the Company means any person or entity controlling, controlled by, or under common control with the Company.

“Cause” means (i) Executive has engaged in any “Misconduct” as defined at the time thereof in the Company’s 2000 Equity Incentive Plan or the successor plan thereto; or (ii) Executive’s conviction of, or plea of nolo contendere to, any felony or misdemeanor in which the actions forming the basis for the charges for which Executive was convicted or to which Executive pled nolo contendere manifested moral turpitude or fraud by Executive; or have a material adverse effect (including without limitation reputational effect) upon the Company; or demonstrate that Executive is manifestly unfit for a position of leadership and trust in the Company, provided that Executive shall not be deemed to have been terminated for Cause unless and until (1) the Company’s board of directors, after Executive has had a reasonable opportunity to address the board regarding the situation and respond to any questions that directors may have with respect to the alleged grounds for termination, determines that Executive has engaged in conduct constituting Cause as defined herein; and (2) Executive is given a copy of certified resolutions, duly adopted by the affirmative vote of at least a majority of the full membership of the Company’s board of directors, finding that, in the reasonable good faith opinion of a majority of the board of directors, Executive has engaged in conduct constituting Cause as defined herein,

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which specify in detail the grounds for termination and indicate that the grounds for termination have not been cured within the applicable time limits, if any.

“Covered Restricted Stock” means all shares of restricted stock of the Company or its successor issued to Optionee at any time before or after execution of this Agreement and all securities issued in replacement for such shares, provided that with respect to any restricted stock originally issued to Optionee after the date of this Addendum (“Subsequent Restricted Stock”), the Company may specify at any time within 30 days before or after the original date of issuance thereof that such Subsequent Restricted Stock is not Covered Restricted Stock for purposes hereof.

“Covered Options” means all options to purchase capital stock of the Company or its successor issued to Executive at any time before or after execution of this Agreement and all options or other securities issued in replacement for such options, provided that with respect to any stock options originally issued to Executive after the date of this Agreement (“Subsequent Options”) the Company may specify at any time within 30 days before or after the original date of issuance thereof that such Subsequent Options are not Covered Options for purposes hereof.

“Disability” means Permanent Disability as defined in the Company’s 2000 Equity Incentive Plan, or the successor plan thereto.

“Executive Officers” means officers of the Company or its Affiliates in favor of whom the Company has entered into a severance agreement substantially in the form hereof.

Resignation with “Good Reason” means (i) breach by the Company of Executive’s Employment Agreement or any other material legal obligation to Executive in any material respect and failure to cure such breach within 15 days of receipt from Executive of a written demand for cure delivered to the Company within 60 days after Executive became aware of the breach, followed by resignation by Executive of Executive’s employment within 30 days after the end of such 15-day cure period; or (ii) resignation by Executive of Executive’s employment within 30 days after (A) being directed to relocate Executive’s primary work location by more than 25 miles, which relocation would increase Executive’s commuting distance over the distance to Executive’s primary work location before the change; (B) Executive’s level of responsibility, duties, title or reporting relationships are diminished in any material way; (C) Executive’s annual salary is reduced by more than 15% in any 365-day period, or, in any event, below $425,000; (D) Executive’s bonus or other incentive compensation eligibility or participation is reduced disproportionately to other Executive Officers, taking into account relative annual salary levels (provided that non-payment to Executive of incentive compensation because of Executive’s failure to achieve reasonable performance milestones consistent with a written incentive compensation plan that was fairly administered will not constitute Good Reason); or (E) any successor to the Company or its business fails in any acquisition of the Company or its business, or any other reorganization or change-in-control transaction to assume in full all of the obligations of the Company under this Agreement.

“Severance Payment” means an amount equal to the sum of (i) Executive’s annual salary as in effect on the first day of the fiscal year in which the Triggering Event occurs or immediately before the Triggering Event, whichever is greater, plus (ii) Executive’s target bonus

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for the year in which the Triggering Event occurs as in effect on the first day of the fiscal year in which the Triggering Event occurs or immediately before the Triggering Event, whichever is greater, provided that Executive’s target bonus for this purpose will in no case be less than 50% of the amount referred to in part (i) of this definition. For these purposes, non-cash bonus components will be converted to and paid in their cash equivalent calculated as of the time of the Triggering Event, but Covered Options and shares of Covered Restricted Stock that vest in whole or part pursuant to this Agreement will not be considered non-cash bonus components.

“Triggering Event” means the Company or its successor terminates Executive’s employment under any circumstances other than for Cause, death or Disability; or Executive resigns Executive’s employment with Good Reason. The date of the Triggering Event will be the date Executive’s employment terminates.

6. (a) This Agreement is intended to function as the “Severance Agreement” referred to in the Exult, Inc. Executive Severance Plan (the “Severance Plan”) and is otherwise subject to the provisions of the Severance Plan; provided, however, that in accordance with Section 5(a) of the Severance Plan, in the event of any conflict between the provisions of the Severance Plan and this Agreement, this Agreement will govern. Subject to the preceding sentence and except as this Agreement may expressly provide otherwise, this Agreement supersedes any and all (i) previous agreements, plans or addenda related to severance benefits payable to Executive, all of which are hereby terminated and of no further force or effect, and (ii) contrary provisions of any plan pursuant to which Covered Restricted Stock or Covered Options are granted. In addition, the benefits payable to Executive hereunder are in lieu of any other severance benefits under any other plan or agreement of the Company implemented or entered into before the date of this Agreement. However, this Agreement is a supplement to, and not a limitation of, the rights of Executive under the plans pursuant to which the Covered Restricted Stock and Covered Options were issued, and nothing in this Agreement limits acceleration of restricted stock or stock options or other benefits provided to Executive under stock option plans of the Company or separate written agreements entered into by the Company on or after the date hereof.

(b) If Executive becomes entitled to the benefits provided under this Agreement, then Section 4.14 of the Company’s 2000 Equity Incentive Plan, and any similar provisions of any other plan or agreement otherwise applicable to Executive or Covered Restricted Stock or Covered Options, will cease to apply in circumstances described in item (a) of the definition of “Misconduct” in the 2000 Equity Incentive Plan (describing competitive activities), but this will not limit Section 2(a) of this Agreement.

7. Sections 10(b) [Notices], 10(d) [Governing Law; Severability], 10(e) [Remedies], 10(f) [Arbitration], 10(g) [Waivers; Amendments] and 10(h) [Counterparts] of the Employment Agreement shall be applicable to this Agreement as though set forth herein.

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In witness whereof, the Company and Executive have entered into this Agreement as of the date first above set forth.

EXULT, INC.

By:
	James C. Madden, V	John A. Adams
President and CEO

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PLAN AND SUMMARY PLAN DESCRIPTION

EXULT, INC.

EXECUTIVE SEVERANCE PLAN

1. Defined Terms. Capitalized terms used herein but not defined herein shall have their defined meaning set forth in the form of Severance Agreement attached hereto as Exhibit 1.

2. Purpose of Plan. Exult, Inc. (“Exult”) has adopted this Executive Severance Plan (this “Plan”) to provide certain benefits to eligible executives of Exult whose employment is terminated pursuant to a Triggering Event that occurs after the Effective Date (as defined herein) of this Plan. This Plan does not alter the at-will employment relationship Exult maintains with its employees, and the employment relationship may be terminated at any time with or without cause or notice.

3. Effective Date. The effective date of this Plan is October 31, 2000 (the “Effective Date”).

4. Participants. An executive employee of Exult is eligible to participate in this Plan (a “Participant”) if the employee and Exult have executed and delivered a Severance Agreement in the form attached hereto from time to time as Exhibit 1 (the “Severance Agreement”).

5. Benefits.

(a) Each Participant who qualifies for benefits under this Plan will receive cash and non-cash benefits in accordance with and subject to the terms of the Severance Agreement entered into by and between the Participant and Exult. Each Severance Agreement entered into by Exult and a Participant states terms of the Plan for the employee party thereto, and in the case of any conflict between the Severance Agreement and this Plan, the Severance Agreement will govern.

(b) All benefits under this Plan will be paid from the general assets of Exult and no trust fund, escrow arrangement or other segregated account will be established. Accordingly, employees entitled to receive benefits under this Plan will have no priorities over the claims of Exult’s general creditors.

6. Employee’s Mailing Address. Each Participant is responsible for notifying the Plan Administrator of any change of the Participant’s mailing address from the address on file with Exult’s Human Resources Department on the date of the Triggering Event. This Plan shall satisfy its obligations to make payment to or otherwise contact the employee by using regular U.S. mail or other commercial delivery service addressed to the employee at the last address on file with Exult’s Human Resources Department.

7. Amendment and Termination. Exult may terminate or amend this Plan without prior notice with respect to application of the Plan to persons who are not yet Participants in the Plan as described in Section 4 at the time of such amendment or termination, but Exult may not unilaterally effect any amendment or termination of this Plan or any Severance Agreement with respect to any person who has become a Participant in the Plan as described in Section 4.

8. Administration and Claims Procedure. All interpretations, determinations, questions, and disputes regarding this Plan and claims by Participants hereunder (“Claims”), including but not limited to, Claims concerning interpretation, administration, benefit amounts, eligibility, and definitions, will be initially and tentatively decided and approved by the Plan Administrator. The “Plan Administrator” is a Committee appointed by the Board of Directors of Exult and shall constitute the Named Fiduciary of the Plan. The Committee shall include the Vice President Human Resources/Chief People Officer. The decision of the Plan Administrator shall be final and binding on all employees and dependents. The Plan Administrator may be contacted at Exult, Inc., 4 Park Plaza, Suite 1000, Irvine, CA 92614, Attn:Vice President Human Resources/Chief People Officer, telephone 949.250.8002.

An employee who believes that he or she has not received a Benefit under this Plan to which the employee believes the employee is entitled, may submit a written Claim for such Benefit to the Plan Administrator. A Claim must be presented to the Plan Administrator within ninety (90) days after the employee knew or should have known of the facts that gave rise to the Claim. Failure to present a Claim in a timely manner shall be a waiver of the Claim. The Plan Administrator will respond in writing to a Claim for benefits under this Plan within ninety (90) days of receipt of the Claim, unless the Plan Administrator needs additional information, or special circumstances require an extension of time for processing the Claim, in which case the ninety (90) day period may be extended by the Plan Administrator to a period of up to one hundred eighty (180) calendar days from the receipt of the Claim. If the Claim is denied, the Plan Administrator shall notify the employee with a written explanation of the denial which shall state (i) the specific reason(s) that the Claim was denied, (ii) the exact references to the Plan provisions that dealt with the Claim, and (iii) an explanation of the Plan procedure to have a denied Claim reviewed

Within sixty (60) calendar days after an employee receives a denial of the Claim, the employee may appeal the Claim denial to the Plan Administrator. The employee or the employee’s authorized representative may make a written request for a review of the denial and to review applicable documents, and must submit comments and issues in writing. The Plan Administrator will decide an appeal within sixty (60) calendar days after receiving the request for review, unless special circumstances require an extension of time for processing, in which case the sixty (60) day period may be extended by the Plan Administrator to a period of up to one hundred twenty (120) calendar days from the

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receipt of the request for review. The Plan Administrator shall notify the employee in writing of any such extension. The Plan Administrator’s decision on the review shall be in writing and shall include specific reasons for the decision and references to the Plan provision(s) upon which it was based.

None of the process or time requirements set forth herein affect in any way the time limits set forth in any Severance Agreement. A Triggering Event shall be deemed to satisfy all requirements under this Plan for submission or notification of a Claim, without further action by the affected Participant.

9. Statement of ERISA Rights. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), gives Participants certain rights and protection and imposes certain duties on the persons who administer the Plans, as discussed below. ERISA provides that all Plan Participants shall be entitled to:

(1) Examine, without charge, during normal business hours at the Plan Administrator’s office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, if any.

(2) Obtain copies of all of the Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for copies therefore, and participants should inquire what the charge will be before requesting copies.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. Those persons, called “fiduciaries” of the plan, have a duty to operate the employee benefit plan prudently and in the interest of Plan Participants and beneficiaries. No one, including Exult, may fire Participants or otherwise discriminate against Participants in any way to prevent Participants from obtaining a welfare benefit under the Plan or from exercising their rights under ERISA.

If a Participant has a Claim for a Plan benefit that is denied in whole or in part, the Participant will be given a written explanation of the reason for the denial. The Participant has a right to have the claim reviewed and reconsidered. The Participant may submit a written request for reconsideration to the Plan Administrator.

Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant requests materials from the Plan and does not receive them within thirty (30) days, the Participant may file suit in a federal court. In such a case, the court may acquire the Plan Administrator to provide the materials and pay the Participant up to $100 a day until the Participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If the Participant has a claim for benefits that is denied or ignored, in whole or in part, the Participant may file suit in a state or federal court.

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If Plan fiduciaries misuse the Plan’s money, or if a Participant is discriminated against for asserting his or her rights under ERISA, the Participant may seek assistance from the U.S. Department of Labor or the Participant may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person the Participant sued to pay those costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the Participant’s claim is frivolous.

If a Participant has any questions about the Plan, the Participant should contact the Plan Administrator. If a Participant has any questions about this statement or about his or her rights under ERISA, the Participant should contact the nearest area office of the U.S. Labor-Management Services Administration, Department of Labor.

10. Plan’s End of Fiscal Year. This Plan’s fiscal year-end is December 31. This is the date of the end of the year for purposes of maintaining this Plan’s fiscal records.

11. Employer ID Number. 33-0831076. This is Exult’s identification number assigned by the Internal Revenue Service.

12. Agent for Legal Process. Service of legal process may be made upon the General Counsel of Exult, Inc.

13. Exhibits and Schedules. All exhibits and schedules referred to in or attached to this Plan are integral parts of this Plan as if fully set forth herein.

14. Plan Number. 520.

[Remainder of Page Intentionally Left Blank]

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EXHIBIT A

RELEASE

THIS RELEASE (this “Release”) is entered into as of             , by John A. Adams (“Executive”) in favor of Exult, Inc. (“Exult” or the “Company”) and certain other parties as set forth herein.

Contingent upon Executive’s execution and delivery to the Company of this Release, the Company is obligated to provide certain benefits to Executive pursuant to the Exult, Inc. Executive Severance Plan and related Severance Agreement entered into as of June 2, 2003 by and between Executive and the Company and that certain Stock Option Addendum entered into as of June 2, 2003 by and between Executive and the Company (the “Severance Arrangements”). In consideration of the receipt by Executive of benefits pursuant to the Severance Arrangements, Executive hereby agrees as follows:

1. Total Obligation. Executive acknowledges and agrees that the benefits provided pursuant to the Severance Arrangements, along with the payments listed on Schedule 1 to this Release for any accrued unpaid vacation, salary and bonus payments, receipt of which is hereby acknowledged, are the sole and exclusive amounts which the Company is obligated to pay to Executive, and all other claims for compensation in any form, including but not limited to commissions, bonuses, consulting fees and overtime wages are hereby waived. The cash payment portion of the benefits the Company is obligated to provide to Executive pursuant to the Severance Arrangements may be reduced in offset by the amount of any monetary obligation of Executive to the Company or to an affiliate of the Company.

2. Release.

(a) As of the Effective Date, Executive, for Executive and for Executive’s heirs, executors, administrators, successors and assigns, does hereby fully and forever release, discharge and acquit the Company, its affiliates and their respective current and former members, partners, principals, shareholders, directors, officers, agents, attorneys, predecessors, employees, representatives, clients, suppliers, service providers, and contractors and the successors and assigns of each of them (“Released Parties”), of and from any and all charges, grievances, complaints, claims, demands, obligations, promises, agreements, damages, actions, causes of action, suits, rights, costs, losses, debts, expenses (including attorneys’ fees and costs), liabilities, and indebtedness, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, arising out of, relating to or in any way connected with (i) Executive’s employment or retention with the Company or its affiliates; (ii) the termination of Executive’s employment or retention; (iii) any violation of local, state or federal law, including, but not limited to, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act (“OWBPA”), Americans with Disabilities Act, California Fair Employment & Housing Act, Age Discrimination in Employment Act of 1967, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, as amended, Civil Rights Act of 1866, Rehabilitation Act of 1973, as amended, Employee Retirement Income Security Act of 1974, as amended, claims under the California Labor Code or other comparable state laws; (iv) wrongful termination, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, breach of employment contract, fraud or negligent misrepresentation; and (v) any other event, act or omission arising on or before the Effective Date (the “Released Matters”). Notwithstanding the foregoing, the Released Matters shall not include any claims by Executive for: (A) Executive’s rights under the Severance Arrangements and this Release; (B) Executive’s rights to benefits under Exult’s 401(k) plan and any other written plan or written arrangement pursuant to which Executive received benefits that have accrued and vested as the time of termination of Executive’s employment; (C) Executive’s rights pursuant to the applicable stock option plan to exercise stock options granted to Executive that are vested (including without limitation pursuant to the Severance Arrangements) but not exercised or revoked pursuant to the applicable stock option plan or the Severance Arrangements, and other rights of Executive pursuant to the plan pursuant to which such stock options were granted or written agreements related to such stock options; (D) statutory rights arising solely as a result of Executive’s ownership of Exult shares and held in common with other Exult stockholders; (E) any claim Executive may make for unemployment or workers’ compensation benefits; or (F) rights to defense, indemnity, and reimbursement pursuant to any written plan or written commitment of the Company.

(b) Executive specifically agrees not to claim, and has waived any right to claim, to have been under duress in connection with the review, negotiation, execution and delivery of this Release.

(c) Executive acknowledges and agrees that the releases made herein constitute final and complete releases of the Released Parties with respect to all Released Matters, and that by signing this Release, Executive is forever giving up the right to sue or attempt to recover money, damages or any other relief from the Released Parties for all claims Executive has or may have with respect to the Released Matters (even if any such claim is unforeseen as of the date hereof).

(d) Executive represents and warrants that Executive understands California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Executive, being aware of Section 1542, hereby expressly waives any and all rights Executive may have thereunder as well as under any other statute or common law principles of similar effect under the laws of any state or the United States. This Release shall act as a release of all future claims that may arise from the Released Matters, whether such claims are currently known or unknown, foreseen or unforeseen including, without limitation, any claims for damages incurred at any time after the date of this Release resulting from the acts or omissions which occurred on or before the date of this Release of any of the Released Parties.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Executive expressly acknowledges that this Release is intended to include in its effect, without limitation, all Released Matters which Executive does not know or suspect to exist in his favor at the time of execution hereof, and that this Release contemplates the extinguishment of all such Released Matters.

3. No Claims. Executive represents and warrants that Executive has not instituted any complaints, charges, lawsuits or other proceedings against any Released Parties with any governmental agency, court, arbitration agency or tribunal. Executive further agrees that, except to the extent that applicable law prohibits such agreements, Executive will not, directly or indirectly, (i) file, bring, cause to be brought, join or participate in, or provide any assistance in connection with any complaint, charge, lawsuit or other proceeding or action against any Released Parties at any time hereafter for any Released Matters, (ii) assist, encourage, or support employees or former employees or stockholders or former stockholders of Exult or any of its affiliates in connection with any lawsuit, charge, claim or action they may initiate, unless compelled to testify by appropriate civil processes; or (iii) defend any action, proceeding or suit in whole or in part on the grounds that any or all of the terms or provisions of this Release are illegal, invalid, not binding, unenforceable or against public policy. In addition, Executive will refrain from bringing or dismiss, as applicable, any claim against any third party if any Released Party would be required to defend or indemnify that third party in connection with such claim. If any agency or court assumes jurisdiction of any complaint, charge, or lawsuit against Exult or any Released Party, on Executive’s behalf, Executive agrees to immediately notify such agency or court, in writing, of the existence of this Release, including providing a copy of it and to request, in writing, that such agency or court dismiss the matter with prejudice.

4. Advice of Counsel. Executive represents and agrees that he or she fully understands his or her right to discuss, and that Exult has advised Executive to discuss, all aspects of this Release with Executive’s private attorney, that Executive has carefully read and fully understands all the provisions of the Release, that Executive understands its final and binding effect, that Executive is competent to sign this Release and that Executive is voluntarily entering into this Release.

5. Acknowledgment. Executive represents and agrees that in executing this Release Executive relies solely upon his own judgment, belief and knowledge, and the advice and recommendations of any independently selected counsel, concerning the nature, extent and duration of Executive’s rights and claims. Executive acknowledges that no other individual has made any promise, representation or warranty, express or implied, not contained in this Release, to induce Executive to execute this Release. Executive further acknowledges that Executive is not executing this Release in reliance on any promise, representation, or warranty not contained in this Release.

6. Return of Property. Executive will immediately return all Exult property, documents, files, records, equipment, instruction manuals and other items concerning the business of Exult, its parent or subsidiary companies, or any related entity that are in Executive’s possession or under Executive’s control.

7. Non-Disclosure. Executive shall keep the terms of this Release confidential, and, with the exception of his spouse and legal counsel or as compelled by law, Executive will not disclose any information concerning this Release to anyone.

8. Binding on Successors and Assigns. This Release shall inure to the benefit of and be binding upon the successors and assigns of Exult and shall inure to the benefit of and be binding upon Executive’s heirs, executors, administrators, successors and assigns.

9. Arbitration. Executive acknowledges and agrees that any dispute regarding the application, interpretation or breach of this Release will be subject to final and binding arbitration before the American Arbitration Association (“AAA”) (an entity unaffiliated with Exult which provides arbitration services), which will be the exclusive remedy for such claim or dispute. Such claim or dispute shall be resolved by one (1) arbitrator that shall be mutually selected by Executive and Exult. If Executive and Exult cannot mutually select an arbitrator, the arbitrator shall be appointed in accordance with the then-existing commercial arbitration rules of the AAA. Any resolution, opinion or order of the AAA may be entered as a judgment in any court of competent jurisdiction. This Release shall be admissible in any proceeding to enforce its terms.

10. Severability. If any provision of this Release is found, held, declared, determined, or deemed by any court of competent jurisdiction to be void, illegal, invalid or unenforceable under any applicable statute or controlling law, the legality, validity, and enforceability of the remaining provisions will not be affected and the illegal, invalid, or unenforceable provision will be deemed not to be a part of this Release

11. Governing Law. This Release shall be construed and interpreted in accordance with California law.

12. Proprietary Information Agreement. Executive hereby reaffirms all of Executive’s agreements and covenants set forth in that certain Proprietary Information and Inventions Agreement by and between Executive and Exult.

13. Entire Agreement. This Release contains the entire agreement and understanding between Executive and Exult regarding the matters set forth herein and replaces all prior agreements, arrangements and understandings, written or oral regarding the subject matter hereof. This Release cannot be amended, modified, supplemented, or altered, except by written amendment or supplement signed by Executive and Exult.

14. Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Facsimile transmission of this Release and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original and will be binding for all purposes.

15. Review and Effectiveness.

(a) This Section 15(a) applies only if Executive is aged under forty (40). This Release is effective as of the date first written above (the “Effective Date”).

(b) This Section 15(b) applies only if Executive is aged forty (40) and above.

(i) Executive acknowledges that prior to signing this Release, Executive was offered up to forty-five (45) days to consider whether to sign this Release. Executive further acknowledges receiving the disclosures required under the ADEA and OWBPA attached hereto.

(ii) Executive understands that he or she is entitled to revoke this Release within seven (7) days after its execution. The eighth (8th) day after Executive’s execution and delivery of this Release will be the “Effective Date”. This Release will be effective and enforceable beginning on the Effective Date unless Executive delivers written revocation of this Release to Exult’s Chief Executive Officer at 4 Park Plaza, Suite 1000, Irvine, California 92614, facsimile 949/553-1541 before the Effective Date, in which case this Release will be of no force or effect; and

(iii) Executive acknowledges that Section 4 regarding Executive’s consultation with his attorney applies, among other things to the ADEA and OWBPA.

IN WITNESS WHEREOF, Executive has executed this Release as of the date first written above.

EXECUTIVE

John A. Adams

Schedule 1 to

Release

Calculate Executive’s accrued unpaid vacation, and any salary and bonus amounts that are payable. These should be listed on this schedule and paid at the time of termination.

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